Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 The only transcription company with ListenLinkTM! Rate this transcript (CTRL + click): poor excellent New Earnings Call Conference Call November 11, 2025 Operator: Good morning, ladies and gentlemen and welcome to the Natural Gas Services Group Incorporated Quarter 3 Earnings Call. At this time, all participants are in listen-only mode. Operator assistance is available at any time during this conference by pressing 0#. I would now like to turn the call over to Ms. Anna Delgado. Please begin. Anna Delgado: Thank you, Luke and good morning, everyone. Before we begin, I would like to remind you that during the course of this conference call, the company will be making forward looking statements within the meaning of Federal Securities laws. Investors are cautioned that forward-looking statements are not guarantees as future performance, and that actual results or developments may differ materially from those projected in the forward-looking statements. Finally, the company can give no assurance that such forward-looking statements will prove to be correct. Natural Gas Services Group disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise. Accordingly, you should not place undue reliance on forward- looking statements. These and other risks are described in yesterday's earnings press release, and in our filings with the SEC, including our Form 10-Q for the period ended September 30th of 2025, and our Form 8-K’s. These documents can be found in the investor section of our website located at www.ngsgi.com. Should one or more of these risks materialize or should underlying assumptions prove incorrect, actual results may vary materially. In addition, our discussion today will reference certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, and adjusted growth margin among others. For reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, please see yesterday’s earnings Exhibit 99.1

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 2 of 13 release. I will now turn the call over to Justin Jacobs, Chief Executive Officer. Justin. Justin Jacobs: Thank you, Anna and good morning, everyone. Thank you for joining our Q3 Earnings Call. Joining me today is Ian Eckert, our Chief Financial Officer. NGS delivered record results again in the third quarter, extending our momentum, and reinforcing the value we provide our customers through high unit run-time and great service. These results were achieved through the dedication of our people, and I want to start by thanking the entire NGS team. Once again, I want to pay special thanks to our exceptional field service technicians who are the backbone of NGS. Ultimately, they are the reason that customers, both existing and new, are increasingly looking to Natural Gas Services to provide their compression needs. Starting with third quarter performance, we delivered a record quarter across several key metrics, including total rented horsepower, horsepower utilization, adjusted EBITDA, and earnings per share. This performance was driven by strong field service execution and excellent technology enable uptime. We continue to take market share in large-horsepower compression reflected by the 27,000-horsepower increase in the quarter. All new sets were large-horsepower under long-term contract, and roughly half were large-horsepower electric units. I’d also like to call out the disclosure in our 10-Q regarding Devon Energy, which now represents more than 10% of year-to-date revenue. Devon is a longtime customer that we have had significant amount of horsepower sets over the past year. We are proud to partner with them, and look forward to delivering on their needs for years to come. We delivered third quarter adjusted EBITDA of $20.8 million, up approximately 15% year-over-year, and 6% sequentially. These results allowed us to raise full year 2025 adjusted EBITDA guidance to $78-$81 million from the prior $76-$80 million range. Additionally, we paid out NGS’s inaugural quarterly dividend of $0.10 per share, another important step in enhancing shareholder returns. Our compelling performance, durable operating cashflows, and confidence in the 2026 outlook, make it possible to increase our fourth quarter dividend by 10% to $0.11 per share, or an annualized $0.44 per share. While investors should not expect a dividend

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 3 of 13 increase every quarter, the board wanted to communicate its clear understanding of the importance of a continuous and growing dividend. These shareholder distributions do not preclude continued high levels of growth. NGS maintains the best leverage position among its public compression peers, giving us the flexibility to fund both growth and shareholder returns. Our competitive position continues to improve through technology leadership and service excellence. As we discussed in previous calls, when comparing to year-end 2024 horsepower, we expected to add approximately 90,000-horsepower over the course of 2025 and early 2026. The significant addition of new electric and gas units in the third quarter keep us on track for that number. Looking at 2026, we already have a significant number of new large-horsepower units on the contract. This is a mix of both gas and electric units. Additionally, our opportunity pipeline remains quite active for 2026 sets, driven by both existing and new customers. This indicates strong continued demand for compression. While it is still early, based on visibility we have today, we would provide an initial expectation for 2026 growth capex of $50-$70 million. I’ll provide more color in the guidance section of this call. Turning to the broader market, we have delivered strong and sustainable results through September year-to-date, despite persistent volatility and global macroeconomic uncertainty. Regardless of whether these conditions persist, we remain confident in our ability to deliver improved performance because our business is tied to existing production where demand for compression continues to grow. Our customers in oil production currently have a heavy focus on production efficiency, reliability and emissions performance. These are all areas where NGS is advantaged. Furthermore, rising electricity demand and LNG infrastructure build- out create durable compression intensive growth opportunities. AI and data center expansion both domestically and internationally further drive natural gas production and compression needs. Overall, we are optimistic. Compression is essential to delivering production throughput and our fleet, technology, and service, position NGS to deliver value to both customers and shareholders.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 4 of 13 I’ll move next to our growth and value drivers. First, fleet optimization. We continue to optimize our fleet assets as reflected in continued improvement in rental revenue per horsepower performance. We finished the quarter at $27.08 per horsepower per month, a 1.7% sequential increase driven by new unit sets and price capture through contract renewals. Beyond price and mix, the next leg of optimization comes from data. We are more deeply integrating operational performance from our units and broader operations directly into our enterprise systems so that commercial and operational decisions are made faster and with more precision. Customers increasingly recognize this as a differentiator. The ability to drive uptime and gas flow through data analytics has become a real competitive advantage for NGS. These investments have tangible payoffs: lower maintenance cost per unit hour, higher customer retention, and improved lead performance. On asset utilization, we have consistently improved working capital efficiency and continued to pursue targeted optimization initiatives. The income tax receivable has been improved by the Joint Committee on Taxation, and we are awaiting payment processing once the federal government shutdown ends. Prior to the beginning of the shutdown, my expectation was that we were going to announce receipt of this receivable on this call. Regarding real estate monetization, we will provide greater transparency on these efforts in the coming quarters. As I’ve said before, we are not real estate investors, our goal is to convert non-productive assets into productive horsepower in the field. These non-cash asset monetization efforts provide additional capital to support fleet expansion as reflected in this quarter’s editions, and our commitment to add significantly more horsepower. Momentum is building with both existing and perspective customers. As I now repeat on these calls, we are clearly taking market share organically. One simple way to quantify this is to look at our growth capital to EBITDA ratio. For NGS, our growth capex is for new units under long-term contracts. When you compare our growth capex to EBITDA, we were materially higher than each of our publicly traded competitors in 2023, 2024, and now again in 2025. I’m highly confident this trend will continue in 2026. I believe our market share gains are driven by our service, our unit technology, and our lower leverage.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 5 of 13 With that, I’ll turn the call over to Ian to review detailed financial and operating results before returning for closing comments and guidance. Ian Eckert: Thank you, Justin and good morning to those joining us. As Justin emphasized, we delivered a very strong quarter reflecting significant new fleet additions that position NGS well to continue delivering shareholder value. To recap the third quarter, total rental revenue grew 11.1% year-over-year, and 4.9% sequentially to $41.5 million. This growth reflects the 27,000 rented horsepower increase during the quarter. Rental adjusted gross margin was $25.5 million, up $2.6 million year-over-year, and $1.5 million sequentially. The rental adjusted gross margin percentage was 61.5%, an improvement of 19 basis points year-over-year, and 75 basis points sequentially, reflecting sustained pricing discipline, large-horsepower fleet additions, and lower maintenance parts consumption. Adjusted EBITDA for the quarter was $20.8 million, up $2.7 million year-over-year and $1.2 million sequentially. That income was $5.8 million or $0.46 per diluted share; up $800,000.00 year-over-year and $600,000.00 sequentially. Rented horsepower ended the quarter at approximately 526,000 compared with 475,000 a year ago, and 499,000 in the second quarter of 2025. That’s an 11% increase year-over-year and 5% sequentially. Fleet utilization reached a record 84.1%, up 204 basis points year-over-year and 45 basis points sequentially, with essentially all large-horsepower equipment fully utilized. Operating cashflow for the quarter was $16.8 million supported by continued improvement in accounts receivable, with quarter-end DSO of 28 days. Capital expenditures totaled $41.9 million, including $39.1 million of growth capex, and $2.8 million in maintenance. Sequentially, growth capex increased $17 million as fabrication ramped up to deliver new unit sets. We ended the quarter with $208 million now standing on our upsized revolver, and $163 million in available liquidity. Our leverage ratio was 2.5 times, up modestly

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 6 of 13 from 2.31 times in the second quarter, and remains the lowest among our public compression peers by a significant margin. Regarding capital returns, our approach remains disciplined and balanced, focused on delivering a growing dividend over time. While investors should not expect dividend increases every quarter, the decision to raise the fourth quarter dividend by 10% to $0.11 per share, underscores confidence in the durability of our operating cashflow. Speaking of outlook, I’ll now hand it back to Justin to discuss guidance. Justin Jacobs: Thank you, Ian. Looking ahead, based on our year-to-date performance, and a strong second half deployment schedule, we are raising full year 2025 adjusted EBITDA guidance to $78-$81 million. This is a 2% increase at the midpoint from our previous guidance. We expect 2025 growth capex of $95-$110 million, a modest tightening of the range due to improved visibility on payment timing with no impact on total horsepower additions. Looking beyond this year, our preliminary expectation is that 2026 growth capex will be $50-$70 million. While it is still early, we wanted to communicate to our investors that 2026 will be another year of organic growth for NGS. I have a very high degree of confidence in the low end of that range. How far we go in or above that range will be determined as much by timing as customer needs. As I noted earlier on the call, new unit quote activity for 2026 remains significant for both existing and new customers. I would also comment that regardless of where we are in the range, we expect to materially outpace our publicly traded competitors when comparing growth capex to EBITDA. Further, we are starting to see 2027 RFP’s, and the amount of horsepower indicates continued growth into the future. Our 2025 maintenance capex remains $11-$14 million, and our ROIC target is unchanged.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 7 of 13 In closing, we delivered multiple company records in the third quarter. This momentum reflects technology and service enabled share gains with our customers, along with operational and capital efficiency. NGS is set up for strong performance for the remainder of this year, next year, and beyond. We are materially increasing the size of our fleet through strategic investments and large-horsepower compression, including electric motor drives with what we believe is industry leading technology and service. Luke, we’re now ready to open the call for questions. Operator: Ladies and gentlemen, at this time we will conduct the question-and-answer session. If you would like to state a question, please go ahead and press 7# on your phone now, and you’ll be placed in the queue in the order received. You can press 7# again at any time to remove yourself from the queue. We are ready to begin, and our first question comes from Selman Akyol with Stifel. Go ahead, please. Selman Akyol: Thank you. Good morning and congratulations on the nice results. I just want to start with I guess on ’26 and sort of the outlook there. Can you just talk about how those conversations are going with customers? Do they seem to be more hesitant in this environment, or are they waiting longer? Then also, we’ve heard or seen that getting new units is approaching 60 weeks, and I’m curious if you’re seeing that the same thing in the supply chain. If you are, then how do you get additional units from here for ’26? Thanks. Justin Jacobs: Sure. Thanks for joining, Selman. So, two parts there. First, I’ll just address generally kind of customer activity. You know, from the RFP’s, or I should say from the units that we have contracted already from that activity we’re seeing in ’26 and ’27, we’re not seeing hesitancy. So, I think generally, as we look at that, we take that as encouraging that in certainly with lower oil prices, I think there were some concern around that, but we’re seeing a broad range of interest in what we’ve already signed and in potential. It’s a little difficult for me to judge how much of that might be to some of the market share gains versus just stronger activity that I think some people may have expected, so it’s a little difficult for me to necessarily differentiate between those two, I suspect it’s a mix of both, but we’re encouraged of what we’re seeing in terms of demand, including for gas lift in the Permian.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 8 of 13 On the new unit fabrication lead times, they’re a range of different lead times for different units. What I would say as we look at 2026 and particularly the back half of the year, for some of the different types of potential new contract wins we would get, we would be able to fill some of those. Now, there will be some timing concerns if its new units in the first half of the year, that’s going to be challenging – not necessarily impossible, but challenging. But it’s really kind of the second half of the year where we think there are certain type of units where we’ll be able to meet customer demand. Selman Akyol: Got it. Then just one other quick one for me. Opportunities for margin improvement from here? Justin Jacobs: You know, I think in the near term, the kind of low 60’s number that we have hit for the last number of quarters now is still consistent what we see in the near term, over the more going a little further out, makeshift to large-horsepower will certainly continue to pull margins up, and then in terms of optimization of our business, I think it’s still too early for us to give any specific guidance around that. Selman Akyol: Alright. Thank you very much. Justin Jacobs: Thank you. Operator: Thank you very much. Our next question comes from Tate Sullivan with the Maxim Group. Go ahead, please. Tate Sullivan: Thank you. In terms of the end market uses for the larger natural gas system process there. Is it still the majority? Did they make demand for gas lifts in the Permian, and can you reconcile that with your comments about growing demand for data center natural gas loads, please? Justin Jacobs: Sure. Thanks for joining, Tate. While not all of our new unit demand is gas lift in Permian, it’s certainly the significant majority of it. As I said, we’re still seeing a good amount of activity around that in terms of existing contracts and potential new sets. On the compression needs for datacenters, AI LNG, that really creates incremental opportunity for us as we are primarily in gas lift applications today. Same basic equipment, so it keeps tightness in the market for the large-horsepower and is an area where we hope to be able to grow in the future.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 9 of 13 Tate Sullivan: Are your compressors now large enough to be placed on pipelines? For example, per pipeline extensions to dedicated natural gas plants for [Crosstalk]? Justin Jacobs: Yes, they are. Those are typically north of 1,000-horsepower - 1,600-horsepower units, 2,500-horsepower units, and that’s where a lot of our new unit sets are. Tate Sullivan: So then do you already have existing units placed for natural pipeline compression services? Justin Jacobs: We do not have midstream applications today. Tate Sullivan: But that’s an opportunity. Okay, understood. Okay. Thank you very much, good sir. Justin Jacobs: Sure. Thank you. Operator: Our next question comes from Rob Brown with Lake Street Capital Markets. Go ahead, please. Rob Brown: Good morning. Justin Jacobs: Good morning, Rob. Rob Brown: On your ’26 outlook or capex outlook, you said confidence in the loin of the range, but what’s the ins and outs on getting that or growing that number? Is it really just timing of contract wind or just a sense of what can move that around? Justin Jacobs: I think it’s that. It’s still so early. We’re in November now, and as I said in response to one of the earlier questions, we certainly still have some opportunities in the second half of the year for new unit sets, and so that’s something that we’ll be able to give I think better clarity around on the next quarter call, but we just wanted to indicate to our investors that we’re going to have significant growth again next year and a very large portion of that is already contracted, and as we engage with customers over the coming couple of months to finalize 2026, our hope is to push that number up.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 10 of 13 Rob Brown: Okay, great. You’ve had good market share gains, I guess. What’s your sense on that? How can that or what’s your sense in whether that can continue, and do you need to continue to penetrate new customers, or is it really share gain at your existing base? Justin Jacobs: I think it’s a mix of both. Obviously, we had the disclosure as we mentioned earlier, as in the queue of a new 10% customer. We’ve been setting a lot of equipment with Devon and very pleased with that relationship and looking forward to performing on even large amounts of horsepower and then going forward. As I look at 2026 and then even beyond that, I think we have an expectation we’re going to continue to grow with our existing customers, and we’re certainly seeing opportunities with some new customers that could be potentially quite large but still early there. We have to go out and get some of those wins. Rob Brown: Okay, thank you. Congrats on the progress. Justin Jacobs: Great. Thanks, Rob. Operator: Thank you very much. Again, if you have any questions, please press 7# and we will open up your line. Our next question comes from Nate Pendleton with Texas Capital. Go ahead, please. Nate Pendleton: Good morning. Congrats on the strong quarter. Justin Jacobs: Thanks, Nate. Nate Pendleton: Can you tell us about your decision to – of course. Can you talk about your decision to increase the dividend here given the strong outlook you’re messaging for future growth potential, and maybe how you balance that increasing return of capital goal with the growth opportunities ahead of you? Justin Jacobs: Sure. I think it is a balance as we look further out in to the future of eventually getting to a defined capital allocation framework where we’ve got the certain amount of EBITDA and whatever term you want to use getting down distributive cashflow and how we allocate that out. Obviously, we had the initial or inaugural dividend last quarter and just really do not want to create the expectation that there’ll be an increase every quarter. With that being said, considering the

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 11 of 13 performance of the business and our outlook. We did want to signal to investors that we hear the message loud and clear of a continuous and growing dividend. As we said in our prepared remarks, this is not going to impact, in any way, our ability to continue to grow from just a dollar perspective. It’s not going to impact that but we thought it was a good way of showing that we’re going to be increasing dividend and recurrent capital to shareholders while still growing the business at a materially higher rate than our public competitors. Nate Pendleton: Got it. Thanks for the context. Then maybe going back to Devon. Specifically, how is NGS able to make inroads there and how did that relationship develop? Justin Jacobs: It’s been a longtime relationship. If you go back, I’m not sure how many years, but quite a few years ago, they were a disclosed customer, so they’ve been a longtime customer, and it was I think a great example for us of what some of the technology that we have on our units there proprietary to us, led to a significant expansion of a relationship with an existing customer. And as they understood some of the capabilities of our units and some of the data that they would be able to get off of that, that was the primary driver on top of a reputation from a service perspective to deliver their needs and what is a mission critical service for them? So, it really boiled down to the two simple things, or maybe three simple things, of longtime existing customer gets an understanding of some of the current capabilities we have and the runtime that we’ve delivered for our customers, including for Devon, that allowed this significant expansion of that relationship. Nate Pendleton: Great. Thanks. That’s it for me. Congrats again. Justin Jacobs: Thanks, Nate. Operator: Thank you very much. Again, if you have any questions, please press 7#. Our last question so far comes from Jim Rollyson, Raymond James. Go ahead, please. Jim Rollyson: Hey, good morning, guys. Again, congrats on another solid quarter. Justin, just kind of following up on that. You mentioned how Devon expanded from a customer into [Audio Gap] there. Maybe just a little bit of color on new customer opportunities; is word kind of spreading about what your technology and service quality is doing for OXY and Devon to drive new potential customers to the door? Or how are you setting up to get new customers? I’m curious.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 12 of 13 Justin Jacobs: You know, I think it’s an ongoing effort. I believe that we are seeing success there in terms of public quantification. Devon is something we’re able to point to. In terms of conversations with both existing customers that maybe are a much smaller customers where we have – it’s just a smaller customer, it is really having multiple conversations and then doing demonstrations and showing in the field of this is how the technology works. These are the benefits that our customers get out of that, and really getting into the operational engineering teams at these customers, both existing and then looking to do it with new customers as well. That’s certainly a process, but I’m encouraged by the reaction that we get from these customers when they really start to see the benefits that they will gather from a service performance perspective and data perspective. So, I think it’s ongoing and there are a couple of positive indicators but something we have to keep working at. Jim Rollyson: For sure. Appreciate that. Maybe just backup on the capex. If I go back 2023, you guys had a very heavy capex here, delivered a lot of new units and you kind of took 24 to maybe absorb some of that, get it all – make sure operations are running the way you wanted to, and then you leaned back in this year. So, I guess as I think about the 50 to 70 kind of starting points for capex, do we think about ’26 maybe as kind of a ’24 type of year, and then things continue to build for ’27, potentially ramping back up if the macro still kind of cooperates? Is that a good way to think about it? Justin Jacobs: I think generally, we looked at 2026 and say it looks like it’ll be generally in line with 2024. I mean you know, as you go back to 2023, it’s a bit of an outlier. You hear in terms of the number, it’s quite a huge number. But 2025, you’re looking midpoint, kind of the low hundreds. Some of that is driven by particularly large customer wins which may not repeat year to year, although we’re still setting activity, and so we’re encouraged by 2026, the opportunities that we see. And then 2027, starting to see the RFP’s for that customers that are I think ahead of the curve or maybe on the curve of where they should be from an ordering perspective, and those are significant potential horsepower wins. So, we’re encouraged as we look forward that we’re going to continue to grow at a significant rate organically, and as I kind of look at the market broadly, see that we’re capturing market share. Jim Rollyson: Awesome. Look forward to that growth.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 13 of 13 Justin Jacobs: Thank you very much, Jim. Appreciate it. Operator: Thank you very much. With that, we have no other questions. Justin Jacobs: Excellent. Well, thank you, Luke. Thank you to everyone for joining the call this morning. Appreciate the time and the interest, and we look forward to continuing to report strong results for our investors. So, we will see you again on the next quarter’s call. Thank you for your time. Operator: Thank you, everyone. This concludes today’s conference call. Thank you for attending. - End of Recording -